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                                                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of DVI, Inc.

We consent to the use in this Registration Statement of DVI, Inc. on Form S-1 of our report dated October 3, 1994, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Information and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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June 22, 1995
Costa Mesa, California